                                                                   EXHIBIT 10.15

                           ADVANCE AUTO PARTS, INC.

                          2001 STOCK OPTION AGREEMENT


     THIS 2001 STOCK OPTION AGREEMENT (this "Agreement") is entered into as of ______________, 2001 by and between Advance Auto Parts, Inc., a Delaware corporation (the "Company"), and ____________ ("Optionee"), pursuant to the Advance Auto Parts, Inc. 2001 Executive Stock Option Plan (the "Plan"). All capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan.


                                R E C I T A L S:
                                - - - - - - - -

     A. Optionee is an employee of the Company and/or of a direct or indirect subsidiary of the Company (individually, a "Subsidiary" and collectively, the "Subsidiaries") and the Company considers it desirable to give Optionee an added incentive to advance the Company's and the Subsidiaries' interests.

     B. The Committee has determined to grant Optionee the right to purchase shares of common stock of the Company pursuant to the terms and conditions of this Agreement and the Plan.


                               A G R E E M E N T:
                               - - - - - - - - -

     NOW, THEREFORE, in consideration of the covenants hereinafter set forth, the parties agree as follows:

     1.   Options; Number of Shares.  The Company hereby grants to Optionee the
          -------------------------
right to purchase (the "Options") up to ____________________ (______) shares (the "Shares") of common stock, par value $.0001 per share, of the Company at the following prices per share (the "Purchase Price"):

          (a) Options to purchase ____________________ (_____) Shares at a price equal to ____________ ($_____) per share (the "Fixed Price Service Options");

          (b) Options to purchase ________________________ (______) Shares at a price equal to the amount set forth opposite the date of exercise of the Option on Schedule A attached hereto (the "Variable Price Service Options"); and
   ----------

          (c) Options to purchase ________________________ (_______) Shares at a price equal to _____________ ($______) per share (the "Performance Options").

The Fixed Price Service Options, the Variable Price Service Options and the Performance Options are sometimes hereinafter collectively referred to as the "Options" and individually as an "Option." The Options and the right to purchase all or any portion of the Shares are subject to the terms and conditions stated in this Agreement and in the Plan, including, without limitation, the provisions of Section 4, Section 6, Section 10, Section 13(b),
                              ---------  ---------  ----------  -------------
Section 14 and Section 19 of the Plan and Section 3 and Section 4 hereof.  Upon
----------     ----------                 ---------     ---------
exercise of an Option and payment of the Purchase Price, Optionee shall become a stockholder of the Company, with all rights and privileges of a stockholder of the Company in respect of any shares of common stock of the Company issuable upon such exercise. It is intended that the Options will not qualify for treatment as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     2.   Exercise Criteria.  The Variable Price Service Options shall become
          -----------------
exercisable as set forth on Schedule A.  The Fixed Price Service Options shall
                            ----------
become exercisable, in whole or in part, over time as set forth on Schedule B
                                                                   ----------
attached hereto. The Performance Options shall become exercisable, in whole or in part, as set forth on Schedule C attached hereto.
                         ----------

     3.   Term of Agreement.  Except for the rights conferred upon the Company
          -----------------
pursuant to Section 7 below, the Options, and Optionee's right to exercise the Options, shall terminate when the first of the following occurs:

          (a) termination of the Options pursuant to Section 6, Section 13 or
                                                     ---------  ----------
Section 14 of the Plan or Section 2 hereof;
----------                ---------

          (b) the expiration of seven (7) years from the date hereof;

          (c) ninety (90) days after the date of termination of Optionee's employment or other relationship with the Company and all of the Subsidiaries, unless such termination results from Optionee's death or disability (within the meaning of Section 22(e)(3) of the Code, or Optionee dies within ninety (90) days after the date of termination of Optionee's employment or other relationship with the Company and all of the Subsidiaries, in which case this Agreement and the Option shall terminate one hundred twenty (120) days after the date of termination of Optionee's employment or other relationship with the Company and all of the Subsidiaries; or

          (d) on the date of termination of Optionee's employment or other relationship with the Company and all of the Subsidiaries if such termination was for cause (as determined in good faith by the Board of Directors of the Company (the "Board")).

     4.   Termination of Employment or Other Relationship.  The termination for
          -----------------------------------------------
any reason of Optionee's employment or other relationship with the Company and all of the Subsidiaries shall not accelerate the vesting of the Options. The Options may only be exercised with respect to that number of Shares which could have been made under the Options had such Options been exercised by Optionee on the date of such termination.

     5.   Death of Optionee; No Assignment.  The rights of Optionee under this
          --------------------------------
Agreement may not be assigned or transferred except by will, by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by such Optionee; provided, however, that in the event of disability (within the meaning of Section 22(e)(3) of the Code) of Optionee, a designee of Optionee (or the Optionee's legal representative if Optionee has not designated anyone) may exercise the Options on behalf of Optionee (provided the Options would have been exercisable by Optionee) until the right to exercise the Options expires pursuant to Section 3 hereof. Any attempt to sell, pledge, assign,
                    ---------
hypothecate, transfer or otherwise dispose of the Options in contravention of this Agreement or the Plan shall be void. If Optionee should die while Optionee is engaged in an employment relationship with the Company and/or any Subsidiary or within ninety (90) days after termination of such relationship, and provided Optionee's rights hereunder shall have vested, in whole or in part, pursuant to
Section 2 hereof, Optionee's designee, legal representative, or legatee, the
---------
successor trustee of Optionee's inter vivos trust or the person who acquired the right to exercise the Options by reason of the death of Optionee (individually, a "Successor") shall succeed to Optionee's rights under this Agreement. After the death of Optionee, only a Successor may exercise the Options.

     6.   Exercise of Options.  No option granted under this Agreement shall be
          -------------------
exercisable until it has vested. On or after the vesting of the Options in accordance with Section 2 hereof and until termination of the Options in
                ---------
accordance with Section 3 hereof, the Options may be exercised by Optionee (or
                ---------
such other person specified in Section 5 hereof) to the extent exercisable as
                               ---------
determined under Section 2 hereof, upon delivery of the following to the Company
                 ---------
at its principal executive offices (the date such delivery occurs is hereinafter referred to as, the "Exercise Date"):

          (a) a written notice of exercise which identifies this Agreement, the type of Option to be exercised, and states the number of Shares to be purchased (which shall be no less than 100 Shares unless the number of Shares remaining available for purchase hereunder is less than 100 Shares and the entire remainder of the Option is being exercised);

          (b) a check, cash or any combination thereof in the amount of the aggregate Purchase Price (or payment of the aggregate Purchase Price in such other form of lawful consideration as the Committee may approve from time to time under the provisions of Section 7 of the Plan);

          (c) a check or cash in the amount reasonably requested by the Company to satisfy the Company's withholding obligations under federal, state or other applicable tax laws with respect to the taxable income, if any, recognized by Optionee in connection with the exercise, in whole or in part, of the Options (unless the Company and Optionee shall have made other arrangements for deductions or withholding from Optionee's wages, bonus or other income paid to Optionee by the Company or any Subsidiary, provided, however, such arrangements must satisfy the requirements of all applicable tax laws);

          (d) a written representation and undertaking, in such form and substance as the Company may require, that the Shares underlying the Option are being acquired by Optionee for Optionee's personal account, for investment purposes only, and not with a view to the distribution, resale or other disposition thereof;

          (e) a written representation and undertaking, in such form and substance as the Company may require, setting forth the investment intent of Optionee, or a Successor, as the case may be, and such other agreements, representations and undertakings as described in the Plan, including an acknowledgment that Optionee has reviewed the memorandum regarding Section 83(b) of the Internal Revenue Code of 1986, as amended, attached hereto as Exhibit A;
                                                                     ---------
and

          (f) such further acts as may be necessary to register Optionee as a stockholder of the Company.

     7.   Restriction on Transfer of Shares; Right of First Refusal; Drag Along
          ---------------------------------------------------------------------
Rights.
------

          (a) Restriction on Transfer of the Shares.
              -------------------------------------

               (i) Except as otherwise provided herein, Optionee may not sell, transfer, assign, pledge, hypothecate or otherwise dispose of (collectively, "Transfer") any of the Shares, or any right, title or interest therein prior to the fifth anniversary of the Closing Date and, thereafter, any Transfer must be in compliance with Section 7 and Section 9 hereof. Any purported Transfer or
                   ---------     ---------
Transfers (including involuntary Transfers initiated by operation of legal process) of any of the Shares or any right, title or interest therein, except in strict compliance with the terms and conditions of this Agreement, shall be null and void.

              (ii) Permitted Transfers.  Optionee may, at any time or times,
                   -------------------
Transfer any or all of the Shares: (a) inter vivos to Optionee's spouse or issue, a trust for their benefit, or pursuant to any will or testamentary trust; or (b) upon Optionee's death, to any person in accordance with the laws of descent and/or testamentary distribution (such persons described in clauses (a) and (b) hereof are collectively referred to herein as "Permitted Transferees"). Notwithstanding the foregoing, Shares shall not be Transferred until the Permitted Transferee executes a valid undertaking, in form and substance reasonably satisfactory to the Company, to the effect that the Permitted Transferee and the Shares so Transferred shall thereafter remain subject to all of the provisions of this Agreement (including the Repurchase Option), as though the Permitted Transferee were a party to this Agreement, bound in every respect in the same way as Optionee. Transfers made in accordance with this clause (ii)
                                                                     -------
shall not be subject to the provisions of Section 7(b) of this Agreement.
                                          ---------

          (b)  Right of First Refusal.
               ----------------------

               (i) Sales; Notice.  At any time on or after the fifth
                   -------------
anniversary of this Agreement, Optionee may transfer for cash (and only for such form of consideration) any or all of the Shares to any third party ("Transfer") subject to the provisions of this Section 7 and Section 10(b), provided that this Section 7(b) shall not apply to any transfers that constitute a Public Market Sale (as defined below). Prior to any such intended Transfer, Optionee shall first give at least thirty (30) days' advance written notice (the "Notice") to the Company specifying (i) Optionee's bona fide intention to sell such Shares; (ii) the name(s) and address(es) of the proposed transferee(s); (iii) the number of Shares Optionee proposes to Transfer (individually, an "Offered Share," and collectively, the "Offered Shares"); (iv) the price for which Optionee proposes to Transfer each Offered Share (the "Proposed Purchase Price"); (v) such evidence as the Company may reasonably request to demonstrate the ability of the proposed transferee(s) to pay the Proposed Purchase Price; and (vi) all other material terms and conditions of the proposed transfer.

          (ii) Election by the Company.  Within twenty (20) days after
               -----------------------
receipt of the Notice, the Company may elect to purchase any or all of the Offered Shares at the price and on the terms and conditions set forth in the Notice by delivery of written notice of such election to Optionee, specifying a day, which shall not be more than twenty (20) days after such notice is delivered, on or before which Optionee shall surrender (if Optionee has not already done so) the certificate or certificates representing the Offered Shares (duly endorsed in blank for transfer) at the administrative office of the Company. Within twenty (20) days after delivery of such notice to Optionee, the Company shall deliver to Optionee a check, payable to Optionee or to such person as Optionee shall request, in the amount equal to the product of the Proposed Purchase Price multiplied by the number of Offered Shares (the "First Refusal Price") in exchange for the Offered Shares. If Optionee fails to so surrender such certificate or certificates on or before such date, from and after such date the Offered Shares shall be deemed to be no longer outstanding, and Optionee shall cease to be a Shareholder with respect to such Shares and shall have no rights with respect thereto except only the right to receive payment of the First Refusal Price, without interest, upon surrender of the certificate or certificates therefor (duly endorsed in blank for Transfer). Notwithstanding the foregoing, if any Outstanding Amount (as defined in that certain Stock Subscription Agreement between the Company and the Optionee dated __________) is owed to the Company by Optionee, the First Refusal Price shall be reduced (to an amount not less than zero) by such Outstanding Amount, which reduction shall be specified in reasonable detail in the Company's written notice of election to purchase the Offered Shares. If the Company does not elect to purchase all of the Offered Shares, Optionee shall be entitled to Transfer the Offered Shares to the transferee(s) named in the Notice at the Proposed Purchase Price, or at a higher price, and on the terms and conditions set forth in the Notice; provided, however, that such Transfer must be consummated within ninety (90) days after the date of the Notice and any proposed Transfer after such ninety (90) day period may be made only by again complying with the procedures set forth in this
Section 7(b).  This right of first refusal shall terminate upon an underwritten
------------
public offering of Common Stock by the Company registered under the Act (as defined below) (other than an offering registered on Form S-4 or Form S-8 or any substitute for such forms) resulting in gross proceeds to the Company in excess of $25 million (an "Initial Public Offering").

          (c) Obligation to Sell Shares.  If FS Equity Partners IV, L.P., a
              -------------------------
Delaware limited partnership ("FSEP IV"), finds a third-party buyer for all the shares of common stock of the Company held by it (whether such sale is by way of purchase, exchange, merger or other form of transaction), upon the request of FSEP IV, Optionee shall sell all of Optionee's Shares for the same per share consideration (which may be less than the exercise price for any Share) and otherwise on the same terms and conditions as apply to a FSEP IV sale. In addition, FSEP IV may require Optionee to Transfer this Option to such buyer for the same per share consideration (less the then aggregate Purchase Price of this Option) and otherwise pursuant to the terms and conditions applicable to FSEP IV for the sale of its shares of common stock. In the event the per share consideration for the common stock is less than the Purchase Price applicable at the time a binding agreement with respect to such transaction is entered into, this Option shall be canceled without payment to Optionee. Optionee hereby consents to any sale, transfer, reorganization, exchange, merger, combination or other form of transaction covered under this Section 7(c) and agrees to execute such agreements, powers of attorney, voting proxies or other documents and instruments as may be necessary or desirable to consummate such sale, transfer, reorganization, exchange, merger, combination or other form of transaction. Optionee further agrees to timely take such other actions as FSEP IV may reasonably request in connection with the approval of the consummation of such sale, transfer, reorganization, exchange, merger, combination or other form of transaction, including voting as a stockholder to approve any such sale, transfer, reorganization, exchange, merger, combination or other form of transaction and waiving any appraisal rights Optionee may have in connection therewith. The obligations of Optionee pursuant to this Section shall be binding on any transferee of this Option (other than a transferee in a Public Market Sale, as defined below), and Optionee (and any of his transferees) shall obtain and deliver to the Company and FSEP IV prior to any Transfers (other than Transfers constituting a Public Market Sale) a written commitment, in form and substance satisfactory to the Company and FSEP IV, from a subsequent transferee to be bound by such provisions. The term "Public Market Sale" means a sale of common stock after the Company's shares of common stock are registered under
Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, which is made pursuant to Rule 144 promulgated under the Act or which is made pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission. Any Transfer effected in violation of this provision shall be void. Optionee's obligations pursuant to this Section, and the obligations of any such transferee, shall survive the expiration or non-vesting of any portion of the Options.

     8.   Tag Along Rights. If FSEP IV finds a third-party buyer (other than a
          ----------------
buyer that is an investment fund or partnership affiliated with FSEP IV, a general or limited partner of FSEP IV, or, for the period ending one year from the date hereof, an unaffiliated institutional investor or merchant banking firm (each, a "FS Permitted Transferee") or is a transferee in a Public Market Sale), for all or part of the shares of Common Stock held by FSEP IV (whether such sale is by way of purchase, exchange, merger or other form of transaction), the Purchaser shall have the right to sell, on the terms set forth in a written notice (the "Offering Notice") delivered by FSEP IV to the Optionee describing the terms of the proposed sale (including the minimum sale price for the shares of Common stock that FSEP IV plans to sell), that amount of the Shares he then owns which constitute the same percentage of his Shares as the percentage of Common Stock sold by FSEP IV. Each such right shall be exercisable by delivering written notice to FSEP IV within 15 days after receipt of the Offering Notice. Failure to exercise such right within such 15-day period shall be regarded as a waiver of such rights. The obligations of FSEP IV under this
Section 8 shall terminate upon an Initial Public Offering.

     9.   Repurchase Option Upon Termination.
          ----------------------------------

          (a) In the event that Optionee's employment or other relationship with the Company and all of its Subsidiaries terminates for any reason (including, without limitation, by reason of Optionee's death, disability, retirement, voluntary resignation or dismissal by the Company or any of its Subsidiaries, with or without cause), the Company shall have the option (the "Repurchase Option") to purchase from Optionee all or any portion of the Shares acquired by Optionee pursuant to this Option Agreement for a period of six (6) months after the effective date of such termination (the effective date of termination is hereinafter referred to as the "Termination Date"); provided, however, that such six-month period shall be extended to a date 10 days after the six-month anniversary of the date on which Optionee purchased any Shares pursuant to this Option Agreement after the Termination Date.

          (b) The purchase price (the "Repurchase Price") for each Share to be purchased pursuant to the Repurchase Option shall equal (a) the greater of the applicable exercise price of such Share and Book Value (as defined herein) if the Termination Date occurs within the two (2) year period commencing on the date hereof and (b) the greater of the applicable exercise price of such Share and Fair Market Value (as defined herein) thereof (subject to adjustment as set forth herein) thereafter after the initial two (2) year period described previously in subsection (a) hereof. The "Book Value" of a Share shall equal $10.00 per Share (subject to adjustment as set forth in Section 9(c) below) plus the net income or minus the net loss per share to the end of the fiscal quarter immediately preceding the Termination Date, as determined by the Board, acting in good faith and based upon the books and records of the Company prepared in accordance with generally accepted accounting principles consistently applied. The "Fair Market Value" of a Share shall be the fair market value of a Share as of the Termination Date, as determined by the Board, acting in good faith and based upon the best available evidence, which determination shall be final and binding.

          (c) The Repurchase Price for any Shares to be purchased pursuant to the Repurchase Option shall be increased or decreased appropriately to reflect any distribution of stock or other securities of the Company or any successor or assign of the Company which is made in respect of, in exchange for or in substitution of the Shares by reason of any split, reverse split, combination, recapitalization, reclassification, merger, consolidation or otherwise.

          (d) The Repurchase Option shall be exercised by the Company by delivery to Optionee, within the six-month period specified above, of (a) a written notice specifying the number of Shares to be purchased and (b) a day, which shall not be more than 30 days after the date such notice is delivered, on or before which Optionee shall surrender the certificate or certificates representing the Shares to be purchased pursuant to the Repurchase Option (duly endorsed in blank for Transfer) at the principal office of the Company in exchange for a check, payable to Optionee, in the amount equal to the Repurchase Price, calculated as provided in this Section 9, multiplied by the number of the Shares to be purchased. If Optionee fails to so surrender such certificate or certificates on or before such date, from and after such date the Shares which the Company elected to repurchase shall be deemed to be no longer outstanding, and Optionee shall cease to be a stockholder with respect to such Shares and shall have no rights with respect thereto except only the right to receive payment of the Repurchase Price, without interest, upon surrender of the certificate or certificates therefor (duly endorsed in blank for Transfer).

          (e) This Repurchase Option shall terminate upon an Initial Public Offering.


     10.  Representations and Warranties of Optionee.
          ------------------------------------------

          (a) Optionee represents and warrants that the Options are being acquired by Optionee for Optionee's personal account, for investment purposes only, and not with a view to the distribution, resale or other disposition thereof.

          (b) Optionee acknowledges that the Company may issue Shares upon the exercise of the Options without registering such securities under the Securities Act of 1933, as amended (the "Act"), on the basis of certain exemptions from such registration requirements. Accordingly, Optionee agrees that Optionee's exercise of the Options may be expressly conditioned upon Optionee's delivery to the Company of such representations and undertakings as the Company may reasonably require in order to secure the availability of such exemptions, including a representation that Optionee is acquiring the Shares for investment and not with a present intention of selling or otherwise disposing of such Shares. Optionee acknowledges that, because Shares received upon exercise of an Option may be unregistered, Optionee may be required to hold the Shares indefinitely unless they are subsequently registered for resale under the Act or an exemption from such registration requirements is available.

          (c) Optionee acknowledges receipt of this Agreement granting the Options, and the Plan, and understands that all rights and liabilities connected with the Options are set forth herein and in the Plan.

     11.  No Rights as a Stockholder.  Optionee shall have no rights as a
          --------------------------
stockholder of any shares of common stock of the Company covered by the Options until the Exercise Date and entry evidencing such ownership is made in the stock transfer books of the Company. Except as my be provided under Section 10 of the
                                                               ----------
Plan, the Company will make no adjustment for dividends (ordinary or extraordinary whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the Exercise Date.

     12.  Limitation of Company's Liability for Nonissuance.  Inability of the
          -------------------------------------------------
Company to obtain, from any regulatory body having jurisdiction, authority reasonably deemed by the Company's counsel to be necessary for the lawful issuance and sale of any Shares hereunder and under the Plan shall relieve the Company of any liability in respect of the nonissuance or sale of such Shares as to which such requisite authority shall not have been obtained.

     13.  This Agreement Subject to Plan.  This Agreement is made under the
          ------------------------------
provisions of the Plan and shall be interpreted in a manner consistent with it. To the extent that any provision in this Agreement is inconsistent with the Plan, the provisions of the Plan shall control. The interpretation of the Committee of any provision of the Plan, the Options or this Agreement, and any determination with respect thereto or hereto by the Committee, shall be binding on all parties.

     14.  Restrictive Legends.  Optionee hereby acknowledges that federal
          -------------------
securities laws and the securities laws of the state in which Optionee resides or works may require the placement of certain restrictive legends upon the Shares issued upon exercise of the Options, and Optionee hereby consents to the placing of any such legends upon certificates evidencing the Shares as the Company, or its counsel, may reasonably deem necessary; provided, however, that any such legend or legends shall be removed when no longer applicable. Any and all certificates now or hereafter issued evidencing the Shares shall have endorsed upon them a legend substantially as follows:

          "THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS UPON TRANSFER AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THAT CERTAIN OPTION AGREEMENT DATED AS OF APRIL 15, 1998, BY AND BETWEEN ADVANCE AUTO PARTS, INC., A DELAWARE CORPORATION, AND THE ORIGINAL PURCHASER HEREOF, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF ADVANCE AUTO PARTS, INC."

     15.  Notices.  Except as otherwise provided herein, all notices, requests,
          -------
demands and other communications under this Agreement shall be in writing, and if by telegram or telecopy, shall be deemed to have been validly served, given or delivered when sent, or if by personal delivery or messenger or courier service, shall be deemed to have been validly served, given or delivered upon actual delivery (but in no event may notice be given by deposit in the United States mail), at the following addresses, telephone and facsimile numbers (or such other address(es), telephone and facsimile numbers a party may designate for itself by like notice):

          If to the Company:

          Advance Auto Parts, Inc.
          c/o Freeman Spogli & Co. Incorporated
          599 Lexington Avenue, Suite 1800
          New York, New York 10022
          Attention:     John M. Roth
          Telephone:     (212) 758-2555
          Telecopy:      (212) 758-7499

          If to Optionee:

          ___________________________
          ___________________________
          ___________________________

     16.  Not an Employment Agreement.  Nothing contained in this Agreement
          ---------------------------
shall confer, intend to confer or imply any rights to an employment relationship or rights to a continued employment relationship with the Company and/or any Subsidiary in favor of Optionee or limit the ability of the Company and/or any Subsidiary to terminate, with or without cause, in its sole and absolute discretion, the employment relationship with Optionee, subject to the terms of any written employment agreement to which Optionee is a party.

     17.  Governing Law.  This Agreement shall be construed under and governed
          -------------
by the laws of the State of Delaware without regard to the conflict of law provisions thereof.

     18.  Counterparts.  This Agreement may be executed in counterparts, each of
          ------------
which shall be deemed an original and both of which together shall be deemed one Agreement.

     19.  Amendments.  This Agreement may be amended only by a written agreement
          ----------
executed by both of the parties hereto and by FSEP IV.

     20.  Recapitalizations or Exchanges Affecting the Company's Capital.  The
          --------------------------------------------------------------
provisions of this Agreement shall apply to any and all stock or other securities of the Company or any successor or assign of the Company, which may be issued in respect of, in exchange for or in substitution of, the Shares by reason of any split, reverse split, recapitalization, reclassification, combination, merger, consolidation or otherwise, and such Shares or other securities shall be encompassed within the term "Shares" for purposes of this Agreement.

     21.  Disclosure.  The Company shall have no duty or obligation to
          ----------
affirmatively disclose to Optionee, and Optionee shall have no right to be advised of, any material information regarding the Company or any of its Subsidiaries at any time prior to, upon or in connection with the Company's repurchase of the Shares under this Agreement at the cessation or termination of Optionee's employment with the Company and/or any of its Subsidiaries.

     22.  Successors and Assigns.  The Company may assign with absolute
          ----------------------
discretion any or all of its rights and/or obligations and/or delegate any of its duties under this Agreement to any of its affiliates, successors and/or assigns and this Agreement shall inure to the benefit of, and be binding upon, such respective affiliates, successors and/or assigns of the Company in the same manner and to the same extent as if such affiliates, successors and/or assigns were original parties hereto. Without limiting the foregoing, the Company may assign the Repurchase Option and/or the right of first refusal provided for in
Section 9 and Section 7(b) of this Agreement, respectively, to any of its
---------     ---------
affiliates, successors and/or assigns.  FSEP IV may assign its rights under
Section 7(c) to any FS Permitted Transferee or to a purchaser of shares of
------------
common stock then owned by FSEP IV. For purposes of this Agreement, the term "Shares" shall include shares of capital stock or other securities of the Company or any successor or assign of the Company, which are issued in respect of, in exchange for or in substitution of the Shares by reason of any split, reverse split, recapitalization, reclassification, combination, merger, exchange or consolidation. Unless specifically provided herein to the contrary, Optionee may not assign any or all of its rights and/or obligations and/or delegate any or all its duties under this Agreement without the prior written consent of the Company and FSEP IV. Upon an assignment of any or all of Optionee's rights and/or obligations and/or a delegation of any or all of its duties under this Agreement in accordance with the terms of this Agreement, this Agreement shall inure to the benefit of, and be binding upon, Optionee's respective affiliates, successors and/or assigns in the same manner and to the same extent as if such affiliates, successors and/or assigns were original parties hereto.

          IN WITNESS WHEREOF, the Company and Optionee have executed this Agreement as of the date first above written.

                              THE COMPANY:

                              Advance Auto Parts, Inc., a Delaware corporation


                              By: ____________________________________________
                              Name:
                              Title:


                              OPTIONEE:


                              _________________________________________________
                              Name:

                                   SCHEDULE A

                EXERCISE PRICE (VARIABLE PRICE SERVICE OPTIONS)
                -----------------------------------------------


     The Variable Price Service Options granted pursuant to this Agreement shall become exercisable in equal, annual installments of ___% of the aggregate number of Variable Price Service Options granted on _____________ and ______________, and when exercised shall be exercised at the price as set forth in the table below based on the date the Purchase Price (as defined) is received by the Company with a notice of exercise. Such vesting installments shall be cumulative, such that the Variable Price Service Options may be exercised as to any or all Shares covered by an installment at any time or times after that installment becomes exercisable and until the Variable Price Service Options expire or terminate under this Agreement or otherwise.


                    Date of Exercise    Exercise Price
                    ----------------    --------------



                                   SCHEDULE B

                 VESTING SCHEDULE (FIXED PRICE SERVICE OPTIONS)
                 ----------------------------------------------


     The Fixed Price Service Options granted pursuant to this Agreement shall vest and become exercisable in equal, annual installments of ____% of the aggregate number of Fixed Price Service Options granted on each anniversary date of this Agreement for fiscal years ending ____, ____ and ____. Such vesting installments shall be cumulative, such that the Fixed Price Service Options may be exercised as to any or all Shares covered by an installment at any time or times after that installment becomes exercisable and until the Fixed Price Service Options expire or terminate under this Agreement or otherwise.

                                   SCHEDULE C

                     VESTING SCHEDULE (PERFORMANCE OPTIONS)
                     --------------------------------------


     All Performance Options granted pursuant to this Agreement shall vest and become exercisable in equal annual installments of ___% of the aggregate number of Performance Options granted on each of December 31, ____, ____, ____ and ____, if, and only if, (i) Optionee is employed by the Company at that date;
      ---------------
(ii) the Company has completed an initial public offering or an Extraordinary Event (as defined in the Plan); and (iii) the Performance Criteria set forth
                                ---
below are achieved (and only to the extent achieved as calculated below).

I.   Annual Awards
     -------------

     To determine whether and to what extent the Performance Criteria have been achieved, the first four Measurement Periods shall be the _____ fiscal years of the Company beginning with fiscal year ____ and ending with fiscal year ____. The Performance Criteria for such Measurement Periods shall be the target levels of earnings before interest, taxes, depreciation and amortization for the Company ("EBITDA") depicted on the following chart. For each fiscal year in which the EBITDA that the Company achieves (the "Actual EBITDA") equals or exceeds the Maximum EBITDA for such year, the Option shall become exercisable with respect to ___% of the Shares (the "Annual Maximum"). For each year in which the Actual EBITDA equals the Minimum EBITDA for such fiscal year, the Option shall become exercisable with respect to ____% of the Shares. For each year in which the Actual EBITDA is more than the Minimum EBITDA for such fiscal year and less than the Maximum EBITDA for such fiscal year, the Option shall become exercisable with respect to the percentage portion of the Annual Maximum determined by the following formula:

                                       Actual EBITDA - Minimum EBITDA
          10%  +   90%     x   --------------------------------------------
                                       Maximum EBITDA - Minimum EBITDA

     E.g., if the Company achieved an Annual EBITDA of $80.1 million for fiscal year 2001, the Option would become exercisable with respect to _____% of the Shares.) Except as provided herein below, no portion of the Option shall become exercisable with respect to any year in which the Company fails to achieve the Minimum EBITDA.

The Minimum EBITDA and Maximum EBITDA for the Measurement Periods are:

    Year               Minimum EBITDA                    Maximum EBITDA
    ----               --------------                    --------------




II.  Cumulative Award
     ----------------

     The final Measurement Period shall be the _____ year period that terminates at the end of the Company's fiscal year ____. The Performance Criteria for such period shall be the cumulative actual EBITDA achieved by the Company during such period (the "Cumulative EBITDA"). If the Cumulative EBITDA is equal to or greater than $_____ million, then the Option shall become exercisable in full, regardless of the extent to which the Option has become fully exercisable due to the achievement of annual target levels of EBITDA. If, at the end of fiscal year _____, the Cumulative EBITDA is equal to $_____ million, then the Option shall become exercisable with respect to a percentage equal to the difference of
(i) ___% minus (ii) the total percentage of the Option exercisable under the calculation made under Section I (the Annual Awards). If the Cumulative EBITDA is more than $_____ million and less than $_____ million, then the Option shall become exercisable with respect to the percentage portion of the Option equal to the difference of:

               Cumulative EBITDA - $_____ million    minus (ii) the total
                                                     percentage of the Option
(i) __% + __%  x  ------------------------------     exercisable under Section I
                                   $ ____ million


In no event shall any calculation under this Section II result in any portion of any Option that previously vested under Section I to become unvested. To the extent that all or a portion of the Option does not become exercisable based on the above calculation with respect to Cumulative EBITDA, it shall to that extent automatically terminate and cease to be exercisable notwithstanding the stated term during which it otherwise may have been exercised.

The Committee shall determine the extent to which the Company has achieved the performance criteria set forth above following the conclusion of each measurement period and, consequently, the extent, if at all, that the Option has become exercisable. The performance criteria set forth above may be modified from time to time as set forth in Section 6 of the Plan. To the extent the
                                  ---------
Option is not exercisable at the conclusion of the final measurement period, it shall to that extent automatically terminate and cease to be exercisable notwithstanding the stated term during which it otherwise may have been exercised.